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                                                                  EXECUTION COPY

                                                                     EXHIBIT 1.1

                AMENDMENT dated as of January 22, 2001 to the Agency Agreement dated June 8, 1999, as amended by the Amendment dated as of October 8, 1999, among National Rural Utilities Cooperative Finance Corporation (the "Company"), a District of Columbia cooperative association, Lehman Brothers Inc. (an "Agent"), Banc of America Securities LLC (an "Agent"), Chase Securities Inc. (an "Agent"), Goldman, Sachs & Co. (an "Agent") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (an "Agent") (such Agency Agreement, the "Agreement").

       WHEREAS, the parties hereto have entered into the Agreement;

       WHEREAS, the Agreement initially contemplated the issuance and sale by the Company from time to time of up to $2,143,529,000 aggregate principal amount of its Medium-Term Notes, Series C (the "Securities");

       WHEREAS, the Agreement was amended as of October 8, 1999, to increase the aggregate principal amount of the Securities permitted be issued and sold by the Company thereunder to $5,143,529,000 resulting in the aggregate principal amount of the Securities permitted to be sold on and after the date of such amendment to $3,169,257,000;

       WHEREAS, the Company has issued and sold approximately $2,351,831,000 aggregate principal amount of Securities pursuant to the Agreement and the Indenture on and after October 8, 1999;

       WHEREAS, immediately prior to this Amendment taking effect, the Company's Registration Statement No. 333-87793 remains effective under the Act, with $817,426,000 aggregate principal amount of Securities remaining unissued and unsold under such Registration Statement;

       WHEREAS, the parties hereto desire to amend the Agreement;
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      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

      1. The Agreement is hereby amended to include in the definition of "Registration Statement", as contemplated therein in Section 1 (a), Registration Statement No.333-51306, previously filed with the Commission and effective as of December 15, 2000, relating to the registration of $2,000,000,000 aggregate principal amount of Securities, and to revise the definition of "Prospectus" to mean the prospectus supplement dated January 22, 2001, relating to the Securities covered by the Agreement, as amended, together with the prospectus contained in such Registration Statement.

      2. The Agreement is hereby amended to increase the aggregate principal amount of Securities which may be issued and sold from time to time by the Company thereunder to $7,143,529,000 and the aggregate principal amount of Securities which may be issued and sold from time to time thereunder on or after the date hereof to $2,817,426,000.

      3. The Agreement is hereby amended to delete from the definition of "Registration Statement", Registration Statement No. 333-78931, and all amendments thereto and supplements thereof, all of the Securities registered thereby having been issued and sold by the Company.

      4. The Agreement is hereby amended to reflect that The Bank of New York, as successor trustee, has replaced Harris Trust and Savings Bank as Trustee.

      5. This Amendment shall become effective only on the satisfaction (or waiver by the Agents) of the conditions in Section 5 of the Agreement with respect to the Closing Date for this Amendment.

      Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.

      All capitalized terms not defined herein have the meanings assigned to them in the Agreement.

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      IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be fully executed as of the date first above written.

                                          NATIONAL RURAL UTILITIES
                                          COOPERATIVE FINANCE CORPORATION

                                            by
                                               /s/ Steven L. Lilly
                                               ------------------------------
                                               Name:     Steven L. Lilly
                                               Title:    Sr. Vice President &
                                                         Chief Financial Officer

                                          LEHMAN BROTHERS INC.

                                            by
                                               /s/ Greg Hall
                                               ------------------------------
                                               Name:     Greg Hall
                                               Title:    Managing Director

                                          BANC OF AMERICA SECURITIES LLC

                                            by
                                               /s/ Lily Chang
                                               ------------------------------
                                               Name:     Lily Chang
                                               Title:    Principal

                                          CHASE SECURITIES INC.

                                            by
                                               /s/ Therese Esperdy
                                               ------------------------------
                                               Name:     Therese Esperdy
                                               Title:    Managing Director

                                          GOLDMAN, SACHS & CO.

                                            by
                                               /s/ Goldman Sachs & Co.
                                               ------------------------------
                                               Name:     Goldman, Sachs & Co.
                                               Title:

                                          MERRILL LYNCH, PIERCE, FENNER
                                             & SMITH INCORPORATED

                                            by
                                               /s/ Diane Kenna
                                               ------------------------------
                                               Name:     Diane Kenna
                                               Title:    Authorized Signatory